Exhibit 4.14

EXECUTION COPY

SECOND AMENDMENT

            SECOND AMENDMENT, dated as of June 21, 2002 (this "Second Amendment"), to the $1,250,000,000 364-Day Credit Agreement, dated as of July 2, 2001 (as amended by the Amendment and Waiver dated as of November 28, 2001 and as otherwise amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among INGERSOLL-RAND COMPANY LIMITED, a Bermuda company ("IR Parent"), INGERSOLL-RAND COMPANY, a New Jersey corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Banks"), JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent (in such capacity, the "Administrative Agent"), SALOMON SMITH BARNEY INC. (formerly known as Citibank N.A.) and DEUTSCHE BANK SECURITIES INC. (formerly known as Deutsche Banc Alex. Brown Inc.), as co-syndication agents, and THE BANK OF NOVA SCOTIA and BANK OF TOKYO MITSUBISHI TRUST COMPANY, as co-documentation agents.

W I T N E S S E T H:

            WHEREAS, the Borrower and IR Parent have requested that the Banks extend their commitments under the Credit Agreement and that the Credit Agreement be otherwise amended as specified herein; and

            WHEREAS, the Administrative Agent and the Banks are willing to agree to the requested amendments on the terms and conditions contained herein;

            NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1.  Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            2.  Amendments to Section 1.1 (Definitions).  Section 1.1 of the Credit Agreement is hereby amended by:

            (a)  in the definition of "Euro-Currency Margin", inserting immediately before the period therein, the phrase ", provided that for any period after the Termination Date, such margin shall be 0.48% per annum"; and

            (b)  in the definition of "Termination Date", replacing the date "July 1, 2002" with the date "June 27, 2003".

            3.  Amendments to Section 4.4 (Financial Information; No Material Adverse Change).  Section 4.4 of the Credit Agreement is hereby amended by:

            (a)  in subsection (a) thereof, (i) deleting the date "December 31, 2000" and inserting in lieu thereof the date "December 31, 2001" and (ii) in the fourth line of such subsection, deleting the year "2000" and inserting in lieu thereof the year "2001"; and

            (b)  in subsections (b) and (c) thereof, deleting each occurrence of the date "March 31, 2001" and inserting in lieu thereof the date "March 31, 2002".

            4.  Effectiveness.

            (a)  This Second Amendment shall become effective on June 28, 2002, provided that on or prior to such date the Administrative Agent shall have received (i) counterparts hereof duly executed by the Borrower, IR Parent, the Administrative Agent and each Bank, (ii) upfront fees for the benefit of each Bank, based on such Bank's final Commitment allocation, (iii) certificates of the chief financial officer or the treasurer of each of the Borrower and IR Parent stating that the representations and warranties of the Borrower and IR Parent, respectively, set forth in Article IV of the Credit Agreement, as amended hereby, are true in all material respects as of the date of such certificate, (iv) legal opinions of counsel for the Borrower and for IR Parent in form and substance reasonably satisfactory to the Administrative Agent and (v) all documents it may reasonably request relating to the existence of the Borrower and IR Parent, the corporate authority for and the validity of this Second Amendment and the Credit Agreement, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent.

            (b)       Upon the effectiveness of this Second Amendment:

                    (i) the Banks designated as "Terminating Banks" (the "Terminating Banks") on the signature pages hereof shall no longer be party to the Credit Agreement, as amended hereby;

                    (ii) the Banks designated as "Continuing Banks" (the "Continuing Banks") and the Banks designated as "Additional Banks" (the "Additional Banks") on the signature pages hereof shall have the respective Commitments set forth below the name of each such Bank on the signature pages hereof; and

                    (iii) each Terminating Bank and each Continuing Bank whose Commitment will be reduced upon the effectiveness of this Second Amendment shall be deemed to have assigned and sold all of the rights of such Bank to the extent of its Commitment, or such reduced portion of its Commitment, as applicable, to the Additional Banks and the Continuing Banks whose respective Commitments will be increased upon the effectiveness of this Second Amendment in amounts determined by the Administrative Agent to result in the final Commitment allocation reflected in the signature pages hereof, and such assignee Banks shall be deemed to have accepted such assignments and shall succeed to the associated rights and obligations under the Credit Agreement.

            5.  Representations and Warranties.  The Borrower and IR Parent, respectively, hereby represent and warrant on the date hereof that, after giving effect to this Second Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) each of the representations and warranties of the Borrower and IR Parent, respectively, in or pursuant to the Loan Documents is true and correct in all material respects, as if made on and as of the date hereof.

            6.  Continuing Effect of Credit Agreement.  This Second Amendment shall not be construed as a waiver of or consent to any further or future action on the part of the Borrower or IR Parent that would require a waiver or consent by the Administrative Agent and/or the Banks.  Except as expressly amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

            7.  Counterparts.  This Second Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Second Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

            8.  GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            9.  Expenses.  The Borrower and IR Parent agree to pay the amounts and reimburse the Administrative Agent for the costs and expenses described in the fee letter, dated as of May 14, 2002, among JPMorgan Chase Bank, J.P. Morgan Securities Inc., the Borrower and IR Parent.

            IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

                                        INGERSOLL-RAND COMPANY

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                                                                                                        INGERSOLL-RAND COMPANY LIMITED

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